SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         ------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   January 23,1998


                           Outsourcing Solutions Inc.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                    333-16867                 58-2197161
        (State or Other          (Commission File Number)      (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)

390 South Woods Mill Rd., Suite 350, Chesterfield, MO                   63017
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code   (314) 576-0022


                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)

Items 1-6. Not applicable.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

This amendment provides the pro forma financial information pursuant to Article 11 of Regulation S-X for the period ended December 31, 1997, which was not included in the Company's Form 8-K filed on February 6, 1998, since the information for the period was not determinable at such time.

                           Outsourcing Solutions Inc.
              Unaudited Pro Forma Consolidated Financial Statements

On January 23, 1998, Outsourcing Solutions Inc. ("OSI"), through its wholly owned subsidiary, Sherman Acquisition Corporation, completed its tender offer for all outstanding shares of Common Stock of The Union Corporation ("Union") at a price of $31.50 per share in cash. The aggregate purchase price of the Union acquisition was approximately $207.7 million, including transaction fees. The merger was completed on March 31, 1998.

The acquisition was accounted for using the purchase method of accounting. The Unaudited Pro Forma Consolidated Financial Statements reflect the preliminary allocation of the purchase price for Union to its tangible and intangible assets and liabilities. The final allocation of such purchase price, and resulting amortization expense, may differ somewhat from the preliminary estimates. The following Unaudited Pro Forma Consolidated Financial Statements are based upon the historical financial statements of OSI and Union, and have been prepared using assumptions, as set forth in the accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997 gives effect to the acquisition of Union and the related financing as if they had occurred on January 1, 1997. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1997 gives effect to the acquisition of Union and the related financing as if they had occurred at that date. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what OSI's financial position or results of operations would have been if consummation of the acquisition of Union had occurred on the date indicated or which may be achieved in the future. Except for the elimination of costs associated with duplicate administrative functions and facilities based upon actions actually taken as of the close of the transaction, anticipated cost savings have not been reflected in this presentation.

The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements and accompanying notes for OSI and Union (filed separately).

                           Outsourcing Solutions Inc.
            Unaudited Pro Forma Consolidated Statement of Operations
                          Year Ended December 31, 1997


                                                               (IN THOUSANDS)
                                  --------------------------------------------------------------------------
                                                                            PRO FORMA
                                         OSI               UNION           ADJUSTMENTS         COMBINED
                                  ------------------ ------------------ ------------------- ----------------
REVENUES                            $   271,683          $  128,731      $         -          $    400,414

EXPENSES:
  Operating, selling and
    administrative expenses             204,486             108,983           (3,187) (A)          310,282
  Amortization of loans and
    accounts receivable
    purchased                            52,042                   -                -                52,042
  Amortization of goodwill and
    other intangibles                    24,479               1,452            5,455  (B)           31,656
  Depreciation expense                    8,825               2,992                -                11,817
  Purchased research and
    development                               -                   -                -                     -
                                  ------------------ ------------------ ------------------- ----------------

         Total expenses                 290,102             113,427            2,268               405,797

OPERATING INCOME (LOSS)
                                        (18,419)             15,304           (2,268)               (5,383)

INTEREST EXPENSE (INCOME)-Net
                                         28,791                (731)         (20,703) (C)           48,763
                                  ------------------ ------------------ ------------------- ----------------

INCOME (LOSS) BEFORE INCOME
   TAXES                                (47,210)             16,035          (22,971)              (54,146)

INCOME TAX PROVISION (BENEFIT)
                                         11,127               7,056           (8,959) (D)            9,224

                                  ------------------ ------------------ ------------------- ----------------
NET INCOME (LOSS) FROM
   CONTINUING OPERATIONS
                                    $   (58,337)         $    8,979      $   (14,012)         $    (63,370)
                                  ================== ================== =================== ================


(The accompanying Notes are an integral part of the Unaudited Pro Forma Consolidated Financial Statements.)

                           Outsourcing Solutions Inc.
        Notes to Unaudited Pro Forma Consolidated Statement of Operations
                          Year Ended December 31, 1997


(A) Elimination of duplicative general and administrative expenses which will not be incurred prospectively.

(B) Goodwill amortization expense related to the Union acquisition, net of the elimination of goodwill amortization expense recorded by Union during the year ended December 31, 1997. Goodwill expense is amortized on a straight-line basis over 30 years. The amortization expense is based on a preliminary allocation and future adjustments may be required.

(C) Interest of 8.69% on the necessary borrowings to complete the Union acquisition, net of the elimination of Union interest income related to the utilization of cash on hand to pay for a portion of the acquisition. The interest rate is based on the specific terms of OSI's secured credit facility (London Interbank Offered Rate plus an additional margin of 300 basis points). In addition, this adjustment includes $425,000 in amortization of debt origination fees.

(D) Income tax benefit as a result of the adjustments described in these footnotes, except for certain goodwill amortization adjustments, at an effective statutory tax rate of 39.0%

                           Outsourcing Solutions Inc.
                 Unaudited Pro Forma Consolidated Balance Sheet


December 31, 1997
                                                               (IN THOUSANDS)
                                  --------------------------------------------------------------------------
                                                                            PRO FORMA
                                         OSI               UNION           ADJUSTMENTS         COMBINED
                                  ------------------ ------------------ ------------------- ----------------

ASSETS:
  Cash and investments              $     3,217          $   53,202      $         -          $     56,419
  Cash held in trust                     20,762               1,993                -                22,755
  Accounts receivable, net               27,192              11,304                -                38,496
  Prepaid expenses and other
    current assets                        2,119               6,072                -                 8,191
  Deferred tax assets                       380               5,819            1,281  (B)            7,480
  Purchased A/R portfolios               42,915                   -               -                 42,915
                                  ------------------ ------------------ ------------------- ----------------
  Total current assets                   96,585              78,390            1,281               176,256

  Purchased loans and A/R
    portfolios                           19,537                   -                -                19,537
  P,P&E, net                             32,563               7,785            4,000  (A)           44,348
  Deferred financing costs               12,517                   -            2,869  (C)           15,386
  Other assets                              693               4,262           (1,542) (D)            3,413
  Intangible assets, net                219,795              47,294          165,171  (E)          432,260
                                  ------------------ ------------------ ------------------- ----------------

  Total assets                          381,690             137,731          171,779               691,200
                                  ================== ================== =================== ================

LIABILITIES:
  Accounts payable                        6,977                 967                -                 7,944
  Accounts payable to clients            20,762               1,993                -                22,755
  Accrued severance and office
    closing                               6,487                   -                -                 6,487
  Accrued compensation                    8,332                   -                -                 8,332
  Other current liabilities              19,644              27,497           26,111  (F)           73,252
  Current portion of long-term
    debt                                 15,445              20,213          (17,360) (C)           18,298
                                  ------------------ ------------------ ------------------- ----------------
  Total current liabilities              77,647              50,670            8,751               137,068

  Long-term debt                        309,521                 283          225,000  (C)          534,804
  Other non-current liabilities               -              17,103            7,703  (G)           24,806
  Deferred tax liabilities                    -                   -                -                     -
                                  ------------------ ------------------ ------------------- ----------------

  Total liabilities                     387,168              68,056          241,454               696,678

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred equity                       11,699                   -                -                11,699
  Common equity                              53               4,418           (4,418) (H)               53
  Paid-in capital                        66,958              47,964          (47,964) (H)           66,958
  Treasury stock                              -             (36,895)         (36,895) (H)                -
  Retained earnings (deficit)           (84,188)             54,188          (54,188) (H)          (84,188)
                                  ------------------ ------------------ ------------------- ----------------

  Total equity (deficit)                 (5,478)             69,675          (69,675)               (5,478)
                                  ------------------ ------------------ ------------------- ----------------

  Total liabilities and
    stockholders' equity
    (deficit)                       $   381,690          $  137,731      $   171,779          $    691,200
                                  ================== ================== =================== ================


(The accompanying Notes are an integral part of the Unaudited Pro Forma Consolidated Financial Statements.)

                           Outsourcing Solutions Inc.
                   Notes to Unaudited Pro Forma Balance Sheet
                                December 31, 1997


(A) Represents the step-up of Union's tangible assets, primarily real estate, to estimated fair value at date of acquisition.

(B) Represents the current deferred income tax asset established related to the net operating loss incurred by Union in its final tax period, net of reserves recorded to reflect future deductible temporary tax differences at their estimated realizable value.

(C) The Company amended its existing credit facility to provide for an additional $225 million in bank debt to finance the acquisition. Financing fees associated with the credit facility totaled $2.9 million and are being amortized on a straight line basis over the term of the credit agreement. A portion of the proceeds from the additional borrowings were used to repay outstanding debt under Union's pre-existing revolving credit agreement.

(D) Represents the valuation reserves established to reflect the Company's current estimates of the net realizable value associated with certain Union investments.

(E) Based on a preliminary review of tangible assets acquired and liabilities assumed, as well as the operating characteristics of Union, no specific intangible assets were identified. Accordingly, residual goodwill associated with the acquisition was $212.5 million. This asset, amortized on a straight-line basis over 30 years, is based on a preliminary allocation and future adjustments may be required.

(F) Represents accrued liabilities recorded with respect to change in control payments, involuntary severance expenses and stay bonuses directly associated with the elimination or integration of Union's corporate function.

(G) Based on a detailed review of the environmental proceedings currently involving Union, including consultation with outside specialists, an additional provision was established to reserve for current estimates of exposures for which the Company has potential continuing responsibility.

(H)  Represents the elimination of the Union equity balances at acquisition.

Item 8.           Not applicable.



                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Dated:  April 8, 1998

                                     Outsourcing Solutions Inc.

                                     By:_____________________________

                                     Name:  Daniel J. Dolan
                                     Title: Executive Vice-President and
                                                 Chief Financial Officer